                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                         )
                                               )
WEBLINK WIRELESS, INC.,                        )  CASE NO. 01-34275-SAF-11
PAGEMART PCS, INC.,                            )  CASE NO. 01-34277-SAF-11
PAGEMART II, INC.                              )  CASE NO. 01-34279-SAF-11
                                               )
                              DEBTORS.         )  JOINTLY ADMINISTERED UNDER
                                               )  CASE NO. 01-34275-SAF-11

--------------------------------------------------------------------------------

                    SECOND AMENDED PLAN OF REORGANIZATION OF
                   WEBLINK WIRELESS, INC., PAGEMART PCS, INC.
                           AND PAGEMART II, INC. UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------
                                          DAVIS POLK & WARDWELL
                                          Ulrika Ekman
                                          David D. Tawil
                                          450 Lexington Avenue
                                          New York, New York 10017
                                          (212) 450-4000

                                          Special Counsel to
                                          WEBLINK WIRELESS, INC.,
                                          PAGEMART PCS, INC. and
                                          PAGEMART II, INC.
                                          Debtors and Debtors in Possession

                                          WINSTEAD SECHREST & MINICK P.C.
                                          Michael A. McConnell, TBN 13447300
                                          1201 Elm Street, Suite 5400
                                          Dallas, Texas 75270
                                          (214) 745-5400

                                          J. Michael Sutherland, TBN 19524200
                                          777 Main Street, Suite 1100
                                          Fort Worth, Texas 76102
                                          (817) 420-8200

                                          Counsel to
                                          WEBLINK WIRELESS, INC.,
                                          PAGEMART PCS, INC. and
                                          PAGEMART II, INC.
                                          Debtors and Debtors in Possession
Dated: July 15, 2002



                                TABLE OF CONTENTS

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                                                   ARTICLE 1
                 DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

Section 1.01.  Rules Of Interpretation, Computation Of Time And Governing Law............................1
Section 1.02.  Defined Terms.............................................................................1

                                                   ARTICLE 2
                                    ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.01.  Administrative Claims....................................................................10
Section 2.02.  Priority Tax Claims......................................................................11

                                                   ARTICLE 3
                        CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 3.01.  Summary..................................................................................11
Section 3.02.  Classification And Treatment Of Claims Against The Debtors...............................12
Section 3.03.  Provisions Common to Classes 4, 5 and 6..................................................15
Section 3.04.  No Fractional Distributions..............................................................15
Section 3.05.  Special Provision Governing Unimpaired Claims............................................15

                                                   ARTICLE 4
                                      ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.01.  Voting Classes...........................................................................15
Section 4.02.  Acceptance By Impaired Classes...........................................................16
Section 4.03.  Presumed Acceptance Of Plan..............................................................16
Section 4.04.  Presumed Rejection Of Plan...............................................................16
Section 4.05.  Non-Consensual Confirmation..............................................................16

                                                   ARTICLE 5
                                     MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.01.  Vesting Of Assets In Reorganized WebLink.................................................16
Section 5.02.  Cancellation Of Notes, Instruments, Debentures, Common Stock, Options, And Warrants......17
Section 5.03.  Issuance Of New Securities; Execution Of Related Documents...............................17
Section 5.04.  Payment Of DIP Financing.................................................................17
Section 5.05.  Corporate Governance, Directors And Officers, And Corporate Action.......................17
Section 5.06.  Sources Of Cash For Plan Distribution....................................................19

                                                   ARTICLE 6
                             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.01.  Assumption Of Executory Contracts And Unexpired Leases...................................19
Section 6.02.  Claims Based On Rejection Of Executory Contracts Or Unexpired Leases.....................19
Section 6.03.  Cure Of Defaults For Executory Contracts And Unexpired Leases Assumed....................19
Section 6.04.  Indemnification Of Directors, Officers and Employees.....................................19
Section 6.05.  Compensation And Benefit Programs........................................................20
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                                       i
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                                                   ARTICLE 7
                                      PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.01.  Distributions For Claims Allowed As Of The Effective Date................................20
Section 7.02.  Distributions By Reorganized WebLink, the Administrative Agent, the Indenture Trustee
         and the Plan Trustee...........................................................................20
Section 7.03.  Delivery And Distributions And Undeliverable Or Unclaimed Distributions..................21
Section 7.04.  Distribution Record Date.................................................................22
Section 7.05.  Timing And Calculation Of Amounts To Be Distributed......................................22
Section 7.06.  Setoffs..................................................................................22
Section 7.07.  Surrender Of Canceled Instruments Or Securities..........................................22
Section 7.08.  Lost, Stolen, Mutilated Or Destroyed Debt Securities.....................................23
Section 7.09.  Hart-Scott-Rodino Compliance.............................................................23
Section 7.10.  Allocation Of Distributions..............................................................23

                                                   ARTICLE 8
                                   PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.01.  Prosecution Of Objections To Claims......................................................23
Section 8.02.  Estimation Of Claims.....................................................................23
Section 8.03.  Payments And Distributions On Disputed Claims............................................24

                                                   ARTICLE 9
                             CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
                                                  OF THE PLAN

Section 9.01.  Conditions Precedent To Confirmation.....................................................24
Section 9.02.  Conditions Precedent To Consummation.....................................................24
Section 9.03.  Waiver Of Conditions.....................................................................25
Section 9.04.  Effect Of Vacation of Confirmation Order.................................................25

                                                  ARTICLE 10
                                  RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.01.  Subordination...........................................................................25
Section 10.02.  Limited Releases By The Debtors.........................................................25
Section 10.03.  Preservation Of Rights Of Action........................................................26
Section 10.04.  Exculpation.............................................................................26
Section 10.05.  Injunction..............................................................................26

                                                  ARTICLE 11
                                           RETENTION OF JURISDICTION


                                                  ARTICLE 12
                                           MISCELLANEOUS PROVISIONS

Section 12.01.  Dissolution Of Committee................................................................28
Section 12.02.  Payment Of Statutory Fees...............................................................28
Section 12.03.  Substantial Contribution Claims.........................................................28
Section 12.04.  Discharge Of Debtors....................................................................28
Section 12.05.  Modification Of Plan....................................................................28
Section 12.06.  Revocation Of Plan......................................................................28
Section 12.07.  Plan Controls...........................................................................29
Section 12.08.  Successors And Assigns..................................................................29
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                                       ii
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Section 12.09.  Reservation Of Rights...................................................................29
Section 12.10.  Section 1146 Exemption..................................................................29
Section 12.11.  Compliance With Tax Requirements........................................................29
Section 12.12.  Further Assurances......................................................................29
Section 12.13.  Service Of Documents....................................................................29
Section 12.14.  Post-Effective Date Fees And Expenses...................................................30
Section 12.15.  Plan Supplement.........................................................................30
Section 12.16.  Sections 1125 And 1126 Of The Bankruptcy Code...........................................30
Section 12.17.  Filing Of Additional Documents..........................................................30
Section 12.18.  Request For Expedited Determination Of Taxes............................................31

Exhibit A        Terms of New Tranche A Term Notes
Exhibit B        Terms of New Tranche B Term Notes
Exhibit C        Terms of New Tranche C PIK Notes
Exhibit D        Terms of New Tranche D PIK Notes
Exhibit E        Terms of New Tranche E PIK Notes
Exhibit F        Terms of Restricted Stock Plan
Exhibit G        Terms of New Warrants

         Pursuant to Chapter 11 of the Bankruptcy Code, WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc., debtors and debtors-in-possession in the above-captioned cases, hereby respectfully propose the following Plan of
Reorganization:

                                   ARTICLE 1
  DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

         Section 1.01. Rules Of Interpretation, Computation Of Time And Governing Law. (a) For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (viii) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         (b) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         (c) Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Bankruptcy Court resides, without giving effect to the principles of conflict of laws thereof.

         Section 1.02. Defined Terms. Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

         "AD HOC COMMITTEE" means the unofficial committee of certain holders of the WebLink Notes formed prior to the Petition Date.

         "ADMINISTRATIVE AGENT" means the lender performing the functions of "Administrative Agent" under the Prepetition Bank Credit Facility.

         "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. Sections 1911-1930.

         "ALLOWED" means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that has been scheduled by the Debtors in their schedule of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or other party in interest have not Filed an objection by the Effective Date and for which no contrary proof of Claim has been filed;
(b) a Claim that has been allowed by a Final Order; (c) a Claim that is allowed:
(i) in any stipulation with any Debtor of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with any Debtor of amount and nature of Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with the Plan; or (d) a Claim that is allowed pursuant to the terms of the Plan.

         "ALLOWED...CLAIM" means an Allowed Claim in the particular Class described.

         "BALLOT DATE" means the date stated in the Voting Instructions by which all Ballots must be received by the Debtors.

         "BALLOTS" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims (other than Claims in Class 8) shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

         "BANKRUPTCY CODE" means sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code, as amended from time to time, to the extent such amendments should be applicable to the Chapter 11 Cases.

         "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

         "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

         "BENEFICIAL HOLDER" means the Person or Entity holding the beneficial interest in a Claim or Interest.

         "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)).

         "CASH" means cash and cash equivalents.

         "CAUSE OF ACTION" means all actions, causes of action, liabilities, obligations, rights, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, and includes claims and causes of action for setoff that the Debtors or the Estates may hold against any Person or Entity.

         "CHAPTER 11 CASES" means the cases under Chapter 11 of the Bankruptcy Code, commenced by the Debtors in the Bankruptcy Court.

         "CHIEF OFFICER EMPLOYMENT AGREEMENTS" means each of the Employment Agreements by and between WebLink Wireless, Inc. and (i) N. Ross Buckenham, (ii) Douglas S. Glen and (iii) Kelly Prentiss.

         "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy
Code) against any Debtor, including: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; and (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         "CLAIM HOLDER" or "CLAIMANT" means the Holder of a Claim.

         "CLASS" means a category of Holders of Claims or Interests as set forth in Article 3.

         "CLASS 2 CLAIM RELEASEES" means all Holders of Class 2 Claims and all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, affiliates, agents and representatives of Holders of Class 2 Claims.

         "CLASS 3 CLAIM RELEASEES" means all Holders of Class 3 Claims and all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, affiliates, agents and representatives of Holders of Class 3 Claims.

         "COMMITTEE" means the statutory official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

         "COMPANY" means WebLink Wireless, Inc. and its subsidiaries on a consolidated basis.

         "CONFIRMATION" means the entry of the Confirmation Order, subject to all conditions specified in Section 9.01 having been (i) satisfied or (ii) waived pursuant to Section 9.03.

         "CONFIRMATION DATE" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         "CONSUMMATION" means the occurrence of the Effective Date.

         "CONVENIENCE UNSECURED CLAIM" means any Allowed Unsecured Claim in an Allowed amount of $20,000 or less, excluding any WebLink Note Claim and any Subordinated Claim.

         "CREDITOR" means any Holder of a Claim.

         "D&O RELEASEES" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtors and their subsidiaries who served in such capacity on or after January 1, 1999, in each case in their capacity as such.

         "DEBTORS" means WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc.

         "DEBTORS IN POSSESSION" means WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc. as debtors in possession in the Chapter 11 Cases.

         "DELAWARE GENERAL CORPORATION LAW" means title 8 of the Delaware Code, as now in effect or hereafter amended.

         "DIP FACILITY" means the Debtor in Possession Credit Agreement dated July 18, 2001.

         "DIP LENDERS" means the financial institutions party to the DIP
Facility.

         "DISCLOSURE STATEMENT" means the Second Amended Disclosure Statement for the Plan of Reorganization for WebLink Wireless, Inc., PageMart PCS, Inc. and PageMart II, Inc. under Chapter 11 of the Bankruptcy Code dated as of July 15, 2002, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

         "DISPUTED" means, with respect to any Claim, any Claim: (a) listed on the Schedules as unliquidated, disputed or contingent; or (b) as to which the Debtors or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or that is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order. In the event that any part of a Claim is disputed, such Claim in its entirety shall be deemed to constitute a Disputed Claim for purposes of distribution under the Plan unless a Final Order has been entered allowing such Claim.

         "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

         "EFFECTIVE DATE" means the date selected by the Debtors which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in both
Section 9.01 and Section 9.02 have been satisfied or waived pursuant to Section 9.03.

         "ENTITY" means an entity as defined in section 101(15) of the Bankruptcy Code.

         "ESTATES" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

         "EXCESS CASH" means the Debtors' Cash on hand as of the Effective Date above $6,000,000, after deducting (i) outstanding items in the course of collection, (ii) the aggregate amount of all payments (or reserve for payments) for obligations and reasonably projected obligations for Administrative Claims, Priority Tax Claims and Other Priority Claims or arising incident to the assumption of assumed contracts and unexpired leases, (iii) the aggregate amount of all payments (or reserve for payments) for Allowed Convenience Unsecured Claims, and (iv) other expenses accrued during the period ending on the Effective Date.

         "FILE" or "FILED" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         "FINAL ORDER" means, as to any court, administrative agency or other tribunal, an order or judgment of such tribunal as entered on its docket as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing is pending or, if an appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari or motion for a new trial, reargument or rehearing has been denied, and the time to take any further appeal or to seek further certiorari or move for a new trial, reargument or rehearing has expired.

         "GENERAL UNSECURED CLAIM" means any Unsecured Claim that is not a WebLink Note Claim, Convenience Unsecured Claim or Subordinated Claim.

         "GENERAL UNSECURED CREDITORS DISTRIBUTION PERCENTAGE" means that amount derived (expressed as a percentage) by dividing (a) the aggregate amount of Allowed General Unsecured Claims by (b) the aggregate amount of Allowed Unsecured Claims (other than Convenience Unsecured Claims and Subordinated Claims).

         "GENERAL UNSECURED CREDITORS ISSUED NEW COMMON STOCK" means that number of shares of Issued New Common Stock determined by multiplying 297,000 aggregate shares of Issued New Common Stock by the General Unsecured Creditors Distribution Percentage.

         "GENERAL UNSECURED CREDITORS NEW WARRANTS" means New Warrants to purchase a number of shares of New Common Stock determined by multiplying the 12,000,000 aggregate shares of New Common Stock issuable upon exercise of all New Warrants by the General Unsecured Creditors Distribution Percentage.

         "GLENAYRE" means Glenayre Electronics, Inc.

         "HOLDER" means a Person or Entity holding an Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder of an Impaired Claim as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

         "IMPAIRED CLAIM" means a Claim classified in an Impaired Class.

         "IMPAIRED CLASS" means each of Classes 2, 3, 4, 5, 6, 7, 8 and 9 as set forth in Article 3.

         "INDENTURE TRUSTEE" means Bank of New York, as indenture trustee for each of the 15% Exchange Notes and the 11 1/4% Exchange Notes.

         "INTEREST" means all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of WebLink, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock (including the WebLink Common Stock), together with any options and warrants to purchase or acquire such interests at any time (including the WebLink Warrants) and all Securities Claims.

         "ISSUED NEW COMMON STOCK" means 3,000,000 shares of New Common Stock of Reorganized WebLink Wireless to be issued or reserved for issuance pursuant to the Plan which shall be subject to dilution by the New Common Stock to be issued upon exercise of any New Warrants and any other issuances of New Common Stock or securities exercisable or convertible into or exchangeable for New Common Stock.

         "MANAGEMENT EQUITY" means, collectively, the 300,000 restricted shares of Issued New Common Stock representing 10% of the Issued New Common Stock to be issued as of the Effective Date or reserved for issuance to certain members of management of Reorganized WebLink Wireless, in each case, pursuant to the Restricted Stock Plan.

         "MASTER BALLOTS" means the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims shall indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

         "NEW BY-LAWS" means the By-Laws of Reorganized WebLink Wireless, as described in Section 5.05(b), to be filed with the Plan Supplement.

         "NEW CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of Reorganized WebLink Wireless, as restated as described in
Section 5.05(a), to be filed with the Plan Supplement.

         "NEW COMMON STOCK" means the shares of common stock of Reorganized WebLink Wireless.

         "NEW CREDIT AGREEMENT" means the Credit Agreement and/or any other documents governing the New Notes, and to be entered into by Reorganized WebLink Wireless, various lenders, the Administrative Agent, Glenayre and the Plan Trustee, if applicable.

         "NEW NOTES" means, collectively, New Tranche A Term Notes, New Tranche B Term Notes, New Tranche C PIK Notes, New Tranche D PIK Notes and New Tranche E PIK Notes.

         "NEW TRANCHE A TERM NOTES" means the secured notes to be issued by Reorganized WebLink Wireless pursuant to the Plan and the New Credit Agreement in terms similar to EXHIBIT A in the aggregate principal amount of $18,048,571.

         "NEW TRANCHE B TERM NOTES" means the secured notes to be issued by Reorganized WebLink Wireless pursuant to the Plan and the New Credit Agreement in terms similar to EXHIBIT B in the aggregate principal amount of $1,951,429.

         "NEW TRANCHE C PIK NOTES" means the secured notes to be issued by Reorganized WebLink Wireless pursuant to the Plan and the New Credit Agreement in terms similar to EXHIBIT C in the aggregate principal amount of $16,063,228.

         "NEW TRANCHE D PIK NOTES" means the secured notes to be issued by Reorganized WebLink Wireless pursuant to the Plan and the New Credit Agreement in terms similar to EXHIBIT D in the aggregate principal amount of $1,736,772.

         "NEW TRANCHE E PIK NOTES" means the secured and subordinated notes to be issued by Reorganized WebLink Wireless pursuant to the Plan and the New Credit Agreement in terms similar to EXHIBIT E in the aggregate principal amount of $2,200,000.

         "NEW WARRANTS" means warrants to purchase up to an aggregate of 12,000,000 shares of New Common Stock which shall be dated as of the Effective Date substantially in the terms of EXHIBIT G.

         "NOMINEE" means any broker, dealer, commercial bank, trust company, savings and loan or other nominee holding a Claim of record for or on account of any Beneficial Holder.

         "NOTEHOLDERS DISTRIBUTION PERCENTAGE" means that amount derived (expressed as a percentage) by dividing (a) the aggregate amount of Allowed 15% Exchange Note Claims and the Allowed 11 1/4% Exchange Note Claims by (b) the aggregate amount of Allowed Unsecured Claims (other than Convenience Unsecured Claims and Subordinated Claims).

         "NOTEHOLDERS ISSUED NEW COMMON STOCK" means that number of shares of Issued New Common Stock determined by multiplying 297,000 aggregate shares of Issued New Common Stock by the Noteholders Distribution Percentage.

         "NOTEHOLDERS NEW WARRANTS" means New Warrants to purchase a number of shares of New Common Stock determined by multiplying the 12,000,000 aggregate shares of New Common Stock issuable upon exercise of all New Warrants by the Noteholders Distribution Percentage.

         "OTHER PRIORITY CLAIM" means a Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         "PERSON" means a person as defined in section 101(41) of the Bankruptcy Code.

         "PETITION DATE" means, May 23, 2001, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

         "PLAN" means this Chapter 11 Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

         "PLAN SUPPLEMENT" means a separate volume containing the documents and form of documents specified in the Plan, to be filed with the Clerk of the Bankruptcy Court as set forth in Section 12.14.

         "PLAN TRUST" means the trust established pursuant to the Plan for the benefit of Holders of Allowed Claims in Classes 4, 5 and 6 to hold the New Tranche E PIK Notes.

         "PLAN TRUST AGREEMENT" means, in the event a Plan Trust is created, the agreement governing the Plan Trust to be filed by the Debtors as part of the Plan Supplement.

         "PLAN TRUSTEE" means, in the event a Plan Trust is created, the trustee appointed to administer the Plan Trust.

         "PREPETITION BANK CREDIT FACILITY" means the $100 million Credit Agreement dated as of March 23, 1999, and as thereafter amended, by and among the Company, the Lenders designated therein, Bankers Trust Company, as Administrative Agent and Morgan Stanley Senior Funding, Inc., as Syndication Agent, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each may have been amended or modified from time to time.

         "PREPETITION LENDERS" means the financial institutions party to the Prepetition Bank Credit Facility.

         "PRIORITY TAX CLAIM" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         "PROFESSIONAL" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         "RATABLE PORTION means, with reference to any distribution on account of any Claim in any Class, a portion of the aggregate distribution to all Allowed Claims in the same Class equal in amount to the ratio (expressed as a percentage) that the amount of such Claim bears to the aggregate amount of Allowed Claims in the same Class.

         "REORGANIZED WEBLINK" means the Debtors and the Debtors in Possession, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

         "REORGANIZED WEBLINK WIRELESS" means WebLink, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

         "RESTRICTED STOCK PLAN" means the Restricted Stock Plan pursuant to which the Management Equity shall be issued, having terms similar to those set forth on EXHIBIT F.

         "RETENTION INCENTIVE BONUS PLAN" means the Retention Incentive Bonus Plan of WebLink Wireless, Inc., dated as of the Effective Date, to be included in the Plan Supplement.

         "SCHEDULES" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs of the Debtors as the Bankruptcy Court requires the Debtors to file pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

         "SECURED CLAIM" means (a) a Claim that is secured by a lien on property in which the Estates have an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to a right of setoff under section 553(a) of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under the Plan as a Secured Claim.

         "SECURED CREDIT FACILITY CLAIM" means any Secured Claim arising from or relating to the Prepetition Bank Credit Facility.

         "SECURED VENDOR FINANCING CLAIM" means any Secured Claim arising from or related to the Vendor Financing Arrangement.

         "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         "SECURITIES CLAIM" means any and all Claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification or damages arising from, under or in connection with (i) all agreements entered into by WebLink or an affiliate of WebLink in connection with the issuance of the WebLink Common Stock or the WebLink Warrants or (ii) the purchase or sale of the WebLink Common Stock or the WebLink Warrants, including, without limitation, any and all Claims asserted or that could have been asserted in the Securities Suits.

         "SECURITIES SUITS" means (i) the four purported class action lawsuits filed against WebLink and John D. Beletic, the Company's former Chief Executive Officer, and consolidated in the United States District Court for the Northern District of Texas: Park Avenue Securities v. WebLink Wireless, Inc. and John Beletic, Civil Action No. 3:01-CV-0498-L, filed March 14, 2001; Michael Abboud
v. WebLink Wireless, Inc. and John Beletic, Civil Action No. 3:01-CV-0551-X, filed March 22, 2001; Peter Wilder v. WebLink Wireless, Inc. and John Beletic, Civil Action No. 3:01-CV-0563-M, filed March 23, 2001; and Tamas Kutrovatz v. WebLink Wireless, Inc., and John Beletic, Civil Action No. 3:01-CV-0674-L, filed April 5, 2001, and (ii) the action originating in Texas state court as Pine T-1 Limited Partnership v. WebLink Wireless, Inc. and John Beletic, Cause No. 01-04333-E, filed April 24, 2001.

         "SEVERANCE PLAN" means the Key Employee Severance Plan of WebLink Wireless, Inc., dated as of the Effective Date, to be included in the Plan Supplement.

         "SUBORDINATED CLAIM" means (a) any Claim of any Person or Entity that is liable with any Debtor on or has secured the Claim of another creditor to the extent that such co-obligor's Claim is for indemnity, contribution, or reimbursement and is not Allowed on or before the Confirmation Date, (b) any Claim for penalties or punitive damages and any other Claim of the type described in section 726(a)(4) of the Bankruptcy Code (and notwithstanding the general inapplicability of Chapter 7 of the Bankruptcy Code), including any lien securing such Claim, and (c) any Claim subordinated under section 510 of the Bankruptcy Code and any lien securing such Claim, including but not limited to the Securities Claims.

         "TELECOMMUNICATION AUTHORIZATIONS" means the various licenses and similar authorizations obtained by any Debtor by grant from the Federal Communications Commission ("FCC"), by acquisition from third parties or by spectrum auctions conducted by the FCC and providing rights to the Debtors to construct, own and operate radio transmission facilities utilizing the public airways including, but not limited to, local regional and national 900 MHz licenses and nationwide NPCS licenses and any other licenses or similar authorizations (including any applicable state or local certifications or authorizations) representing or constituting the Debtors' right to provide messaging service and conduct its messaging business.

         "UNIMPAIRED CLAIM" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

         "UNIMPAIRED CLASS" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

         "UNSECURED CLAIM" means any Claim against the Debtors that is not a Secured Claim, Administrative Claim, Priority Tax Claim or Other Priority Claim.

         "VENDOR FINANCING ARRANGEMENT" means that certain vendor financing arrangement with Glenayre entered into in March 1997, as amended, providing for the financing of infrastructure equipment over a period of 60 months up to an original maximum of $30,000,000 (later amended to $10,000,000), together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each may have been amended or modified from time to time.

         "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "VOTING INSTRUCTIONS" and in the Ballots and the Master Ballots.

         "VOTING RECORD DATE" means July 12, 2002.

         "WEBLINK" means WebLink Wireless, Inc.

         "WEBLINK COMMON STOCK" means the authorized common stock of WebLink.

         "WEBLINK NOTE CLAIM" means any Claim arising from or related to the WebLink Notes or the WebLink Note Indentures.

         "WEBLINK NOTE INDENTURES" means (i) the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee, relating to the 15% Notes and the 15% Exchange Notes, as amended, and (ii) the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee, relating to the 11 1/4% Notes and the 11 1/4% Exchange Notes.

         "WEBLINK NOTES" means (i) the 15% Exchange Notes and (ii) the 11 1/4% Exchange Notes, issued by WebLink under the WebLink Note Indentures.

         "WEBLINK WARRANTS" means all existing contract rights, including employee stock options, to purchase or acquire an Interest in WebLink at any time.

         "11 1/2% EXCHANGE NOTES" means the 11 1/4% Senior Subordinated Discount Exchange Notes due 2008, issued by WebLink pursuant to an effective registration statement filed under the Securities Act and exchanged for all 11 1/4% Notes.

         "11 1/4% NOTES" means the 11 1/4% Senior Subordinated Discount Notes due 2008, issued by the Company under the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee.

         "11 1/4% EXCHANGE NOTE CLAIMS" means all Claims arising from or related to the 11 1/4% Exchange Notes and the Indenture, dated as of January 28, 1998, between PageMart Wireless, Inc. and the United States Trust Company of New York, as trustee.

         "15% EXCHANGE NOTES" means the 15% Senior Discount Exchange Notes due 2005, issued by WebLink pursuant to an effective registration statement filed under the Securities Act and exchanged for all 15% Notes.

         "15% NOTES" means the 15% Senior Discount Notes due 2005, issued by the Company under the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee.

         "15% EXCHANGE NOTE CLAIMS" means all Claims arising from or related to the 15% Exchange Notes and the Indenture, dated as of January 17, 1995, between PageMart Nationwide, Inc. and the United States Trust Company of New York, as trustee.

                                    ARTICLE 2
                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

         Section 2.01. Administrative Claims. Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Holder of an Allowed Administrative Claim (including any Allowed Administrative Claim of the Bank of New York in its capacity as indenture trustee under the indentures governing the 15% Exchange Notes and the 11 1/4% Exchange Notes) will be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Debtors or Reorganized WebLink or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by Reorganized WebLink when due in accordance with the terms and conditions of the particular agreements governing such obligations or an order of the Bankruptcy Court.

         Notwithstanding any other provision hereof, (i) in connection with the foregoing, The Bank of New York, in its capacity as Indenture Trustee, will have an Allowed Administrative Claim for its fees and expenses totaling no more than $150,000 to be paid upon approval by the Bankruptcy Court of a fee application with respect to such fees and expenses in accordance with the terms of this Plan, the Bankruptcy Code, the Bankruptcy Rules and any order of the Bankruptcy Court and will only be required to show, in connection with Allowance of its Administrative Claim, that its postpetition expenses and attorneys' fees are reasonable and necessary, and not that such Indenture Trustee made a "substantial contribution," as contemplated by section 503(b)(5) of the Bankruptcy Code, in the Chapter 11 Cases, (ii) no member of Classes 4 or 5 will be entitled to an Administrative Claim or payment thereof on account of such holder's individual, postpetition expenses and attorneys' fees incurred in connection with either the 11 1/4% Exchange Notes or the 15% Exchange Notes absent Allowance of an Administrative Claim pursuant to section 503(b)(5) of the Bankruptcy Code for "substantial contribution," and (iii) any Claim by any holder of the 11 1/4% Exchange Notes or the 15% Exchange Notes for such holder's individual, prepetition expenses and attorneys' fees will be disallowed by operation of the Plan or, if Allowed notwithstanding this provision or any objection to such expenses or fees, will be Allowed only as a Class 6 General Unsecured Claim.

         Section 2.02. Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid Cash in an amount equal to the amount of such Allowed Claim in equal quarterly installments with interest at 7% per annum (calculated based on the number of days in such quarter and a year of 365 days) or as determined by the Bankruptcy Court, over a period of six years from the assessment of such taxes, or shall be paid on account of its Allowed Claim on such other terms as have been or may be agreed upon by such Holder and the Debtors or otherwise upon order of the Bankruptcy Court. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. All obligations of the Debtors in respect of Priority Tax Claims will be assumed on the Effective Date and paid or performed by Reorganized WebLink when due pursuant to the foregoing.

                                    ARTICLE 3
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

         Section 3.01. Summary. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. Except as to Classes 2 and 3, a Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Except as to Classes 2 and 3, payments and distributions to be made under the Plan will be made on the Effective Date or as soon thereafter as is practicable, or at such other time or times as are specified. Payments and distributions to be made under the Plan to Classes 2 and 3 will be made on the Effective Date or as soon as practicable thereafter but, in any event, within 10 days after the Effective Date, unless otherwise agreed by the Holders of Class 2 Claims and/or the Holders of Class 3 Claims, as applicable.

         The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

                                CLASS                    STATUS               VOTING RIGHTS
                 ---------------------------------     -----------       -----------------------
Class 1          - Other Priority Claims               Unimpaired        - not entitled to vote

Class 2          - Secured Credit Facility Claims      Impaired          - entitled to vote

Class 3          - Secured Vendor Financing Claims     Impaired          - entitled to vote

Class 4          - 15% Exchange Note Claims            Impaired          - entitled to vote

Class 5          - 11 1/4% Exchange Note Claims        Impaired          - entitled to vote

Class 6          - General Unsecured Claims            Impaired          - entitled to vote

Class 7          - Convenience Unsecured Claims        Impaired          - entitled to vote

Class 8          - Subordinated Claims                 Impaired          - not entitled to vote

Class 9          - Interests                           Impaired          - not entitled to vote

         Section 3.02. Classification And Treatment Of Claims Against The
Debtors.

         (a) Class 1 - Other Priority Claims

                  (i) Classification: Class 1 consists of all Other Priority Claims.

                  (ii) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. Unless the Holder of such Claim and the applicable Debtor agree to a different treatment, each Holder of an Allowed Class 1 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

                           (A) to the extent due and owing on the Effective
                  Date, such Claim will be paid in full in Cash on the Effective Date or as soon thereafter as practicable by the Debtors or Reorganized WebLink, as the case may be;

                           (B) to the extent not due and owing on the Effective
                  Date, such Claim will be paid in full in Cash by Reorganized WebLink when and as such Claim becomes due and owing in the ordinary course of business; or

                           (C) such Claim will be otherwise treated in a manner
                  so that such Claim shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 1 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                  (iii) Voting: Class 1 is not impaired and the Holders of Class l Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class l are not entitled to vote to accept or reject the Plan.

         (b) Class 2 - Secured Credit Facility Claims

                  (i) Classification: Class 2 consists of the Secured Credit Facility Claims.

                  (ii) Treatment: The Holders of the Allowed Class 2 Claims will receive in the aggregate (by and through the Administrative Agent) (A) the New Tranche A Term Notes; (B) the New Tranche C PIK Notes; (C) 2,168,536 shares of Issued New Common Stock; and (D) 90.2% of any Excess Cash. The Class 2 Secured Claims shall be Allowed on the Effective Date in at least the amount of $80,608,555 (including the face amount of the outstanding letters of credit under the Prepetition Bank Credit Facility and any accrued but unpaid interest and fees at the Petition Date). Any and all Secured Credit Facility deficiency claims are wholly addressed by the treatment provided in this Class 2 and such deficiency claims shall not be asserted or treated under Class
         6. Payments and distributions to be made under the Plan to Class 2 will be made on the Effective Date or as soon as practicable thereafter but, in any event, within 10 days after the Effective Date, unless otherwise agreed by the Holders of Class 2 Claims.

                  (iii) Voting: Class 2 is impaired and the Holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

         (c) Class 3 - Secured Vendor Financing Claims

                  (i) Classification: Class 3 consists of the Secured Vendor Financing Claims.

                  (ii) Treatment: The Holders of the Allowed Class 3 Claims will receive in the aggregate (A) the New Tranche B Term Notes; (B) the New Tranche D PIK Notes; (C) 234,464 shares of Issued New Common Stock; and
         (D) 9.8% of Excess Cash. The Class 3 Secured Claims shall be Allowed on the Effective Date in at least the amount of $8,715,474 (including any accrued but unpaid interest at the Petition Date). Any and all Secured Vendor Financing deficiency claims are wholly addressed by the treatment provided in this Class 3 and such deficiency claims shall not be asserted or treated under Class 6. Payments and distributions to be made under the Plan to Class 3 will be made on the Effective Date or as soon as practicable thereafter but, in any event, within 10 days after the Effective Date, unless otherwise agreed by the Holders of Class 3 Claims.

                  (iii) Voting: Class 3 is impaired and the Holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

         (d) Class 4 - 15% Exchange Note Claims

                  (i) Classification: Class 4 consists of the 15% Exchange Note Claims which shall be Allowed on the Effective Date in the aggregate amount of $207,270,000.

                  (ii) Treatment: Each Holder of an Allowed Class 4 Claim will receive a Ratable Portion of (i) 60% of the Noteholders Issued New Common Stock, (ii) 60% of the Noteholders New Warrants, and (iii) 60% of the Noteholders Distribution Percentage of the New Tranche E PIK Notes.

                  (iii) Voting: Class 4 is impaired and the Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

         (e) Class 5 - 11 1/4% Exchange Note Claims

                  (i) Classification: Class 5 consists of the 11 1/4% Exchange Note Claims which shall be Allowed on the Effective Date in the aggregate amount of $262,897,000.

                  (ii) Treatment: Each Holder of an Allowed Class 5 Claim will receive a Ratable Portion of (i) 40% of the Noteholders Issued New Common Stock, (ii) 40% of the Noteholders New Warrants, and (iii) 40% of the Noteholders Distribution Percentage of the New Tranche E PIK Notes.

                  (iii) Voting: Class 5 is impaired and the Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

         The 60/40 split of Plan consideration among Class 4 and Class 5 was the result of negotiations among significant Holders of Class 4 and Class 5 claims whose representatives are members of the Committee. Acceptances of the Plan by Class 4 will be deemed to operate as a waiver of the subordination provisions in the Indenture governing the 15% Exchange Notes.

         (f) Class 6 - General Unsecured Claims

                  (i) Classification: Class 6 consists of the Claims of Holders of General Unsecured Claims.

                  (ii) Treatment: Each Holder of an Allowed Class 6 Claim will receive a Ratable Portion of (i) the General Unsecured Creditors Issued New Common Stock, (ii) the General Unsecured Creditors New Warrants and
         (iii) the General Unsecured Creditors Distribution Percentage of the New Tranche E PIK Notes.

                  (iii) Voting: Class 6 is impaired and the Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

         (g) Class 7 - Convenience Unsecured Claims

                  (i) Classification: Class 7 consists of the Claims of Holders of Convenience Unsecured Claims.

                  (ii) Treatment: Each Holder of Class 7 Claims will receive $.05 Cash for each $1.00 of Allowed Class 7 Claim.

                  (iii) Voting: Class 7 is impaired and the Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

         (h) Class 8 - Subordinated Claims

                  (i) Classification: Class 8 consists of all Subordinated
         Claims.

                  (ii) Treatment: The Holders of Subordinated Claims shall neither receive any distributions nor retain any property under the Plan.

                  (iii) Voting: Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Subordinated Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

         (i) Class 9 - Interests

                  (i) Classification: Class 9 consists of any and all Interests.

                  (ii) Treatment: The Holders of Interests shall neither receive any distributions nor retain any property under the Plan. All documents evidencing Interests issued or issuable before the Confirmation Date will be canceled, including, without limitation, WebLink Common Stock, WebLink Warrants and any other options or warrants to purchase or acquire any other equity interests. In addition, without limitation, any and all Securities Claims will be discharged on the Effective Date without distribution thereon by any Debtor or Reorganized WebLink.

                  (iii) Voting: Class 9 is impaired, but because no distributions will be made to Holders of Class 9 Interests nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

                  (iv) Common Stock Of PageMart PCS, Inc. And PageMart II, Inc.:
         Notwithstanding the foregoing, WebLink shall retain its interests in PageMart PCS, Inc. and PageMart II, Inc. pursuant to the Plan and PageMart PCS, Inc. and PageMart II, Inc. shall be fully discharged of all Claims and any other interests.

         Section 3.03. Provisions Common to Classes 4, 5 and 6.

         (a) Nothing stated herein precludes the use of estimates of particular Claims or of the total amount of Claims in Classes 4, 5 and 6, as may be approved by the Bankruptcy Court from time to time, in connection with reserving New Common Stock for prospective distribution to such Classes or in making partial or interim distribution pending the entry of Final Orders thereon.

         (b) At the Debtors' election and with the Committee's consent which shall not unreasonably be withheld, all New Tranche E PIK Notes to be distributed under the Plan to Holders of Claims in Classes 4, 5 and 6 shall be held by the Plan Trustee pursuant to the Plan Trust Agreement for the benefit of the Class 4, 5 and 6 Claimants. Pursuant to the Plan Trust Agreement, the Plan Trustee shall hold the New Tranche E PIK Notes, collect payments thereon and enforce the provisions of the New Tranche E PIK Notes, including, the Holders' right to recoveries.

         Section 3.04. No Fractional Distributions.

         (a) No fractional New Notes shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of New Notes that is not in a denomination of $1,000, the actual distribution of New Notes shall be rounded as follows: (i) denominations of $500 or greater will be rounded to the next higher $1,000 denomination, and (ii) denominations of less than $500 will be rounded to the next lower $1,000 denomination. The total amount of New Tranche A Term Notes and New Tranche C PIK Notes to be distributed to Holders of Class 2 Claims, the total amount of New Tranche B Term Notes and New Tranche D PIK Notes to be distributed to Holders of Class 3 Claims and the total amount of New Tranche E PIK Notes to be distributed for the benefit of Holders of Class 4, 5 and 6 Claims shall be adjusted as necessary to account for the rounding provided in this Section 3.04(a).

         (b) No fractional shares of New Common Stock or New Common Stock issuable upon exercise of New Warrants will be issued and no fraction of a cent will be paid to the Holders of any Claims. In lieu of any fractional shares or cents to which any such Holder would otherwise be entitled, the number of shares or cents will be rounded to the next greater or next lower whole number of shares of New Common Stock or cents, as follows: (i) fractions of 1/2 or greater will be rounded up to the next higher whole number, and (ii) fractions of less than 1/2 will be rounded down to the next lower whole number.

         (c) No distribution totaling less than $25 or less than five shares of New Common Stock or New Warrants exercisable for less than 5 shares of New Common Stock shall be made unless the Claimant submits a written request for such distribution to Reorganized WebLink.

         Section 3.05 . Special Provision Governing Unimpaired Claims. Except as otherwise provided, including as provided in Article 10, nothing herein shall affect the Debtors' or Reorganized WebLink's rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                    ARTICLE 4
                       ACCEPTANCE OR REJECTION OF THE PLAN

         Section 4.01. Voting Classes. Each Holder of an Allowed Claim in Classes 2, 3, 4, 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

         Section 4.02. Acceptance By Impaired Classes. An Impaired Class of Claims (other than Class 8) shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

         Section 4.03. Presumed Acceptance Of Plan. Claims in Class 1 are unimpaired under the Plan, and, therefore, Class 1 is conclusively presumed to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.

         Section 4.04. Presumed Rejection Of Plan. Holders of Claims in Class 8 and Holders of Interests in Class 9 will not receive any distributions under the Plan nor will they retain any property under the Plan, therefore such Holders are conclusively presumed and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

         Section 4.05. Non-Consensual Confirmation. The Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes 8 and 9. In the event that any Impaired Class of Claims (other than Class 8) shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan as to such rejecting Class(es) in accordance with section 1129(b) of the Bankruptcy Code.

                                    ARTICLE 5
                      MEANS FOR IMPLEMENTATION OF THE PLAN

         Section 5.01. Vesting Of Assets In Reorganized WebLink. Except in the case that the Debtors elect to effect the Partnership Restructuring described below, on and as of the Effective Date, each Debtor shall remain in existence as a separate corporation, each with all of the powers of a corporation under the laws of the jurisdiction of incorporation. Except in the case that the Debtors elect to effect the Partnership Restructuring described below, and except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, including the New Credit Agreement, on or after the Effective Date, all property of the Estates shall vest in Reorganized WebLink, free and clear of all Claims, liens, charges, or other encumbrances and Interests. On and after the Effective Date, Reorganized WebLink may operate the business and may use, acquire or dispose of property and compromise or settle any Claims or Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. In accordance with section 1109(b) of the Bankruptcy Code, nothing in the Plan shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

         In connection with the structure of Reorganized WebLink, the Debtors, with the consent of the Holders of Class 2 Claims and the Committee, may elect to undertake certain changes to reorganize their corporate structure (the "Partnership Restructuring") to permit the Debtors to utilize a limited partnership as the primary vehicle for doing business ("WebLink LP"). In the event the Debtors make such an election, (i) PageMart PCS, Inc. and PageMart II, Inc. shall each contribute to WebLink LP their FCC licenses in return for limited partnership interests and (ii) WebLink shall contribute to WebLink LP certain of its assets (principally plant, property, and equipment) (subject to existing liens) in return for a general partnership interest and limited partnership interests.

         If those contributions, which require the approval of the Bankruptcy Court, are implemented prior to the Effective Date, WebLink LP would also file its own Chapter 11 case and join the Plan as a co-proponent and, pending the Effective Date, WebLink LP would lease back to the Company all or substantially all of the transferred plant, property and equipment. Upon the Effective Date of the Plan, the Company would transfer all or substantially all of its remaining assets to WebLink LP, and WebLink LP would assume all obligations of the Company that are not discharged in bankruptcy or paid by the Company on or before the Effective Date. Only those assets which cannot be transferred notwithstanding the powers of the Bankruptcy Court would be excluded from this transfer, and any such excluded assets would, to the full extent permitted by applicable law, thereupon be leased or subleased to WebLink LP.

         Section 5.02. Cancellation Of Notes, Instruments, Debentures, Common Stock, Options, And Warrants. On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing (i) the Secured Credit Facility Claims, (ii) the Secured Vendor Financing Claims, (iii) the WebLink Note Claims, (iv) the Interests, including all WebLink Common Stock and WebLink Warrants, or (iv) any other Claims represented by an instrument or judgment, shall be canceled and deemed terminated, except the common stock of PageMart PCS, Inc. and PageMart II, Inc. owned by WebLink at the Effective Date. On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, any indenture relating to any of the foregoing, including, without limitation, the WebLink Note Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code. The common stock interests in PageMart PCS, Inc. and PageMart II, Inc. shall not be canceled or terminated and shall survive the Debtors' Chapter 11 Cases and reorganization and remain unaltered but only to the extent such common stock interests were owned by WebLink at the Effective Date.

         Section 5.03. Issuance Of New Securities; Execution Of Related Documents. On or after the Effective Date, Reorganized WebLink shall issue and deliver all securities, notes, instruments, certificates, and other documents required to be issued or delivered pursuant to the Plan, each of which shall be distributed as provided in the Plan. Reorganized WebLink shall execute and deliver such other agreements, documents and instruments as are required to be executed and delivered pursuant to the terms of the Plan.

         Section 5.04. Payment Of DIP Financing. On the Effective Date, any contracts, agreements, instruments and other documents evidencing the DIP Facility, any Debtor's obligations thereunder or any liens, charges or other encumbrances granted in connection therewith shall be canceled and deemed terminated.

         Section 5.05. Corporate Governance, Directors And Officers, And Corporate Action.

         (a) Certificate of Incorporation.

         On the Effective Date, each Debtor will amend its respective certificate of incorporation with the Secretary of the State of Delaware in accordance with Section 303 of the Delaware General Corporation Law. The certificate of incorporation of each reorganized Debtor will, among other things, (i) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, (ii) in the case of Reorganized WebLink Wireless, limit the number of authorized shares of New Common Stock to 20,000,000 shares, (iii) prohibit cumulative voting for directors, (iv) in the case of Reorganized WebLink Wireless, prohibit any action by written consent of stockholders without a meeting, (v) eliminate, to the maximum extent permitted by the Delaware General Corporation Law, the personal liability of a director to the applicable Debtor or its stockholders for monetary damages for breach of duty as a director and (vi) indemnify directors, officers and, at the discretion of the board of directors, employees and agents of the corporation, to the extent permitted by Delaware General Corporation Law.

         (b) By-Laws.

         On the Effective Date, the by-laws of Reorganized WebLink will be in substantially the form of the by-laws of WebLink, unless amended in accordance with the terms thereof and Section 303 of the Delaware General Corporation Law. The by-laws of each reorganized Debtor will, among other things, prescribe rules regarding (i) location of offices, (ii) meetings of stockholders, (iii) general powers of the directors and meetings of directors, (iv) general powers of the officers, and (v) other corporate governance issues.

         (c) Directors and Officers of Reorganized WebLink.

         Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the boards of directors of Reorganized WebLink. To the extent any such Person is an insider, the nature of any compensation for such Person will also be disclosed. The classification and composition of the boards of directors of Reorganized WebLink shall be consistent with the certificate of incorporation of the applicable reorganized Debtor. In the case of Reorganized WebLink Wireless, the board of directors shall consist of five directors; N. Ross Buckenham, as Chairman of the Board, three other directors to be designated by the Holders of Class 2 Claims and one other director to be designated by the Holders of Allowed Unsecured Claims (other than Convenience Unsecured Claims and Subordinated Claims), subject to the reasonable acceptance by the Holders of Class 2 Claims, provided, however, in the event the Holders of Allowed Unsecured Claims (other than Convenience Unsecured Claims and Subordinated Claims) fail to designate their designated director, the Holders of Class 2 Claims may do so. N. Ross Buckenham shall also be designated CEO and President of Reorganized WebLink. The officers of the Debtors shall be designated the officers of Reorganized WebLink. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the applicable reorganized Debtor's certificate of incorporation and by-laws and the Delaware General Corporation Law.

         (d) Corporate Action.

         On the Effective Date, the adoption of the certificate of incorporation, by-laws, and the selection of directors and officers for Reorganized WebLink, shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of Reorganized WebLink, and any corporate action required by Reorganized WebLink in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of Reorganized WebLink. On the Effective Date, the appropriate officers of Reorganized WebLink and members of the boards of directors of Reorganized WebLink are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the applicable reorganized Debtor.

         (e) Restricted Stock Plan.

         The Restricted Stock Plan shall be deemed approved by the Plan and the Confirmation Order and on or before the Effective Date, the Management Equity will be issued or reserved for issuance pursuant to the Restricted Stock Plan.

         (f) Chief Officer Employment Agreements.

         The Chief Officer Employment Agreements shall be deemed approved by the Plan and the Confirmation Order and shall become effective on the Effective Date.

         (g) Severance Plan.

         The Severance Plan shall be deemed approved by the Plan and the Confirmation Order and shall become effective on the Effective Date.

         Section 5.06. Sources Of Cash For Plan Distribution. All Cash necessary for Reorganized WebLink to make payments pursuant to the Plan shall be obtained from existing Cash balances or the operations of the Debtors or Reorganized WebLink.

                                    ARTICLE 6
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Section 6.01. Assumption Of Executory Contracts And Unexpired Leases. Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to assume or reject pending on the Effective Date (which shall thereafter be rejected, assumed, assigned, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list to be Filed on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Nothing contained in this Section 6.01 shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

         Section 6.02. Claims Based On Rejection Of Executory Contracts Or Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty (30) days after (i) the entry of the Confirmation Order by the Bankruptcy Court, or (ii) if arising from an executory contract or unexpired lease rejected after the entry of the Confirmation Order, the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized WebLink, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided in the Plan. All such Claims for which proofs of Claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article 8 hereof.

         Section 6.03. Cure Of Defaults For Executory Contracts And Unexpired Leases Assumed. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Reorganized WebLink or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

         Section 6.04. Indemnification Of Directors, Officers and Employees. The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with the Debtors or the Delaware General Corporation Law, shall be deemed and treated as executory contracts that are assumed by Reorganized WebLink pursuant to the Plan and sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, provided, however, that (a) the rights and obligations of Reorganized WebLink in respect of the foregoing shall be satisfied solely from coverage afforded under any applicable director, officer and corporation liability insurance policies of the Debtors, up to the limits thereof, and the amount of indemnification claim which exceeds the amount available under the insurance policies will constitute a prepetition claim (Class 6) against the Estates and treated accordingly under the Plan and (b) the Debtors, their Estates, and their successors in interest, including Reorganized WebLink, shall not be entitled to collect on any Estate claim in or to such policies or the proceeds thereof unless and until all such indemnifications have been satisfied, settled, or paid in full from such policies and policy proceeds.

         Section 6.05. Compensation And Benefit Programs. Except as otherwise provided in the Chief Officer Employment Agreements, the Severance Plan, the Restricted Stock Plan, and the Retention Incentive Bonus Plan, or as expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, and life, accidental death, and dismemberment insurance plans shall be deemed and treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Accordingly, the obligations of the Debtors thereunder shall survive unimpaired and unaltered by entry of the Confirmation Order. For the avoidance of doubt, all amounts earned pursuant to sales and commission plans and incentive bonus plans existing on the Effective Date will be paid in accordance with their terms.

                                    ARTICLE 7
                       PROVISIONS GOVERNING DISTRIBUTIONS

         Section 7.01. Distributions For Claims Allowed As Of The Effective
Date.

         (a) Except as otherwise provided in this Article 7 as to Classes 2 and 3 or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date, or as soon as practicable thereafter; provided, however, that, in any case, distributions to Holders of Class 2 Claims and Holders of Class 3 Claims shall be on the Effective Date or as soon as practicable thereafter but, in any event, within 10 days after the Effective Date, unless otherwise agreed by the Holders of Class 2 Claims and/or the Holders of Class 3 Claims, as applicable. Distributions on account of Claims that become Allowed Claims after the Effective Date shall be made pursuant to Section 7.03, Section 7.05 and
Section 8.03 below.

         (b) For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, Issued New Common Stock, New Notes and New Warrants to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which it is actually dated, authenticated or distributed; provided, however, that Reorganized WebLink shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

         Section 7.02. Distributions By Reorganized WebLink, the Administrative Agent, the Indenture Trustee and the Plan Trustee.

         (a) The distribution of New Tranche A Term Notes, New Tranche C PIK Notes, Excess Cash and New Common Stock to be made on account of the Allowed Secured Credit Facility Claims shall be made by Reorganized WebLink to the Administrative Agent for delivery by the Administrative Agent to individual Holders of such Claims in accordance with the provisions of the Prepetition Bank Credit Facility, or as otherwise agreed between the Administrative Agent and any Holder of an Allowed Secured Credit Facility Claim.

         (b) Notwithstanding the provisions of Section 5.02 above regarding the cancellation of the WebLink Note Indentures, the WebLink Note Indentures shall continue in effect to the extent necessary to allow the Indenture Trustee to receive and make distributions pursuant to the Plan on account of the WebLink Notes. The liens in favor of the Indenture Trustee under Section 7.07 of the WebLink Note Indentures shall remain fully enforceable to the extent that Indenture Trustee fees and expenses, including attorney fees and expenses, remain unpaid as of the Effective Date. The Indenture Trustee will provide services related to distributions to the Holders of Allowed WebLink Note Claims and shall receive, from Reorganized WebLink, with such approval as the Bankruptcy Court may require, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with Reorganized WebLink and subject to required approvals by the Bankruptcy Court, if any.

         (c) At the Debtors' election and with the Committee's consent which shall not unreasonably be withheld, all New Tranche E PIK Notes to be distributed under the Plan to Holders of Claims in Classes 4, 5 and 6 shall be held by the Plan Trustee pursuant to the Plan Trust Agreement for the benefit of the Class 4, 5 and 6 Claimants. Pursuant to the Plan Trust Agreement, the Plan Trustee shall hold the New Tranche E PIK Notes, collect revenue thereon, enforce the provisions of the New Tranche E PIK Notes, including, the Holders' right to recoveries. The Plan Trustee providing services related to distributions to the Holders of Allowed Unsecured Claims shall receive, from Reorganized WebLink, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with Reorganized WebLink and subject to required approvals by the Bankruptcy Court, if any.

         (d) Reorganized WebLink shall make all distributions required under the Plan other than those made pursuant to above paragraphs (a), (b), (c).

         Section 7.03. Delivery And Distributions And Undeliverable Or Unclaimed Distributions.

         (a) Delivery of Distributions in General.

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Claims, if and to the extent provided in the Plan, shall be made in accordance with the provisions of the Plan and distributions will be made to Holders of record as of the Distribution Record Date.

         (b) Undeliverable Distributions.

                  (i) Holding of Undeliverable Distributions. If any Allowed Claim Holder's distribution is returned to Reorganized WebLink as undeliverable, no further distributions shall be made to such Holder unless and until Reorganized WebLink is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of Reorganized WebLink pursuant to this Section 7.03 until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

                  (ii) After Distributions Become Deliverable. From time to time, Reorganized WebLink, or its designee, shall make all distributions that have become deliverable.

                  (iii) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, the Debtors will file with the Bankruptcy Court a listing of Holders of unclaimed distributions. This list will be maintained for as long as the Bankruptcy Cases stay open. Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution within six (6) months after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Debtors or Reorganized WebLink or their property. In such cases, any Cash or securities held for distribution on account of such Claims shall be property of Reorganized WebLink, free of any restrictions thereon. Nothing contained in the Plan shall require the Debtors, Reorganized WebLink, or the Indenture Trustee to attempt to locate any Holder of an Allowed Claim.

         Section 7.04. Distribution Record Date. As of the Distribution Record Date, the transfer register for the WebLink Notes as maintained by WebLink, the Indenture Trustee, or their respective agents, shall be closed and the transfer of WebLink Notes, or any interest therein, will be prohibited. Moreover, the Debtors and Reorganized WebLink shall have no obligation to recognize the transfer of any WebLink Notes or any other Claim occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the Distribution Record Date.

         Section 7.05. Timing And Calculation Of Amounts To Be Distributed. Unless otherwise provided for in Article 3 or agreed to by the Holder of a Claim and the Debtors, on the Effective Date, each Holder of an Allowed Claim against the Debtors shall be entitled to receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. Periodic distributions shall also be made, pursuant to Section 8.03 below, to Holders of Disputed Claims in any such Class whose Claims become Allowed from time to time. Such distributions shall also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

         Section 7.06. Setoffs. The Debtors and Reorganized WebLink may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors or Reorganized WebLink may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized WebLink of any such claims, rights and Causes of Action that the Debtors or Reorganized WebLink may possess against such Holder.

         Section 7.07. Surrender Of Canceled Instruments Or Securities. Except as set forth in Section 7.08 below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documents canceled pursuant to
Section 5.02 above, the Holder of such Claim shall tender the applicable notes, instruments, securities or other documents evidencing such Claim to Reorganized WebLink or, if directed by Reorganized WebLink, the Indenture Trustee. Any Cash or securities to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.03 above.

         Any Holder of any Claim that fails to surrender or is deemed to have failed to surrender the applicable documents evidencing such Claim, including, without limitation, any notes, instruments or certificates, required to be tendered in the times required herein shall have its Claim relating to such applicable document discharged and shall be forever barred from asserting any such Claim against the Debtors or Reorganized WebLink or their property.

         Section 7.08. Lost, Stolen, Mutilated Or Destroyed Debt Securities. Any Holder of a Claim evidenced by a WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement, deliver to WebLink or, if directed by WebLink, the Indenture Trustee: (1) evidence satisfactory to Reorganized WebLink of the loss, theft, mutilation or destruction; and (2) such security or indemnity as may be required by Reorganized WebLink and the Indenture Trustee to hold Reorganized WebLink and the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by a WebLink Note or a note issued under the Prepetition Bank Credit Facility or the Vendor Financing Arrangement, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or debenture.

         Section 7.09. Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity, if any, shall have expired or been terminated and any objections raised by the applicable reviewing governmental agency shall have been resolved.

         Section 7.10. Allocation Of Distributions. Distributions to any Holder of an Allowed Claim shall be allocated first to the original principal portion of any such Allowed Claim and then, to the extent the consideration exceeds such amount, to the remainder of such Claim.

                                    ARTICLE 8
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

         Section 8.01. Prosecution Of Objections To Claims.

         (a) After the Confirmation Date, the Debtors and Reorganized WebLink shall have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Confirmation Date, the Debtors and Reorganized WebLink may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         (b) For purposes of this Section 8.01(b), Claims shall include any Administrative Claims, Priority Tax Claims, and all Claims and Interests included in Classes 1 through 9. Any objection to such Claims shall be served and filed on or before the later of (i) one hundred twenty (120) days after the Effective Date; (ii) thirty (30) days after a request for payment or Proof of Claim is timely filed and properly served upon the Debtors; or (iii) such other dates as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) hereof.

         Section 8.02. Estimation Of Claims. The Debtors or Reorganized WebLink may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether Reorganized WebLink or the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized WebLink may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         Section 8.03. Payments And Distributions On Disputed Claims. Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by Reorganized WebLink in its sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Section 8.03, as soon as practicable after a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by Reorganized WebLink in its sole discretion, no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

                                    ARTICLE 9
              CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
                                   OF THE PLAN

         Section 9.01. Conditions Precedent To Confirmation. It shall be a condition to Confirmation of the Plan that the following condition shall have been satisfied or waived pursuant to the provisions of Section 9.03 of the Plan:

         (a) approval by the Bankruptcy Court of all provisions, terms and conditions of the Plan in the Confirmation Order.

         Section 9.02. Conditions Precedent To Consummation. It shall be a condition to Consummation of the Plan that each of the following conditions shall have been satisfied or waived pursuant to the provisions of Section 9.03:

         (a) the Confirmation Order, in form and substance reasonably acceptable to the Committee and the Holders of Class 2 Claims, shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court, which Confirmation Order shall be in form and substance acceptable to the Debtors;

         (b) the Confirmation Order shall have been entered by the Bankruptcy Court and shall not be stayed;

         (c) all Telecommunication Authorizations, and other authorizations, consents, regulatory approvals, rulings, letter, opinions or documents that are determined by the Debtors to be necessary to implement the Plan, have been obtained and are in full force and effect;

         (d) the Effective Date shall occur within 45 days from the later of (i) the Confirmation Date and (ii) the date all Telecommunication Authorizations, and other authorizations, consents, regulatory approvals, rulings, letter, opinions or documents that are determined by the Debtors to be necessary to implement the Plan, have been obtained and are in full force and effect; and

         (e) all conditions precedent, including without limitation, the payment of at least $6.75 million total Excess Cash to the Holders of Class 2 and Class 3 Claims, set forth in the New Credit Agreement shall have been satisfied or waived by the Holders of Class 2 Claims.

         If subsection (d) is not satisfied, the Confirmation Order shall be deemed null and void and the Debtors and their creditors shall be restored to their original positions.

         Section 9.03. Waiver Of Conditions. With the prior written consent of the Holders of Class 2 Claims and the Committee, which consents shall not unreasonably be withheld, the Debtors, may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in Section
9.01 and 9.02 at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

         Section 9.04. Effect Of Vacation of Confirmation Order. If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (l) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE 10
                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

         Section 10.01. Subordination. The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Section 10.01.

         Section 10.02. Limited Releases By The Debtors.

         (a) Except as otherwise specifically provided in the Plan, for good and valuable consideration, including, but not limited to, the service of the D&O Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, the D&O Releasees, on and after the Effective Date, are released by the Debtors and Reorganized WebLink and their subsidiaries from any and all claims (as defined in section 10l(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except in the case of the D&O Releasees, for claims or liabilities (i) in respect of any loan or advance of Cash by the Debtors or their subsidiaries to any such Person, (ii) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries or (iii) based on the gross negligence, fraud or willful misconduct of such Person.

         (b) Except as otherwise specifically provided in the Plan, for good and valuable consideration, including, but not limited to, the service of the Holders of Class 2 Claims, the Holders of Class 3 Claims , the Ad Hoc Committee, the Committee and their Professionals (collectively, the "Releasees"), to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, the Releasees, on and after the Effective Date, are released by the Debtors and Reorganized WebLink and their subsidiaries from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based in whole or in part upon the Chapter 11 Cases or the Plan, except for claims or liabilities based on the gross negligence, fraud or willful misconduct of such Releasee. The Debtors are not aware of any claims, obligations, rights, suits, damages, causes of action, remedies or liabilities that currently exist or will hereafter arise against the Releasees that are hereby being released. Moreover, the releases described herein do not bind parties other than the Debtors, except to the extent any claims of such parties are derivative from the Debtors.

         Section 10.03. Preservation Of Rights Of Action. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized WebLink shall retain and may exclusively enforce any claims, rights and Causes of Action that the Debtors or the Estates may hold against any Person or Entity. Reorganized WebLink may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized WebLink. On the Effective Date, Reorganized WebLink shall not be deemed to waive and release any and all claims, rights or Causes of Action arising under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code held by Reorganized WebLink against any Person or Entity.

         Section 10.04. Exculpation. The Debtors, Reorganized WebLink and the D&O Releasees and their respective members and Professionals (acting in such capacity) and the Holders of Class 2 Claims, the Holders of Class 3 Claims, the Ad Hoc Committee and the Committee and each of their respective members, officers, directors, employees, agents, partners, affiliates, representatives (including counsel and financial advisors) (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with the Debtors' Chapter 11 Cases; provided, however, that the foregoing provisions of this Section 10.04 shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

         Section 10.05. Injunction. From and after the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, obligation, debt, right, Cause of Action, remedy or liability released or to be released pursuant to this Article 10.

                                   ARTICLE 11
                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims and Interests, and to consider and grant any appropriate extension of the time in which to object to any Claim;

         (b) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         (c) resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claims arising therefrom, including those matters related to the amendment after the Confirmation Date pursuant to Article 6 above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

         (d) ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article 7;

         (e) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

         (f) enter such orders as may be necessary or appropriate to implement, consummate or aid in execution of the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         (g) resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         (h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

         (i) resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article 10 and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         (j) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (k) to consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (l) to hear any other matter not inconsistent with the Bankruptcy Code;

         (m) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

         (n) enter an order and/or final decree concluding the Chapter 11 Cases.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         Section 12.01. Dissolution Of Committee. On the Effective Date, the Committee shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

         Section 12.02. Payment Of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Claim and be treated in accordance with Section 2.01.

         Section 12.03. Substantial Contribution Claims. The Debtors acknowledge that the Ad Hoc Committee and its counsel, Andrews & Kurth L.L.P., and the Prepetition Lenders and their financial advisor, Chanin Capital Partners, made substantial contributions in these Chapter 11 Cases. The reasonable fees and expenses of Andrews & Kurth L.L.P. as counsel for the Ad Hoc Committee incurred prior to the date the Committee was appointed by the United States Trustee, in the approximate amount of $100,000 and the reasonable fees and expenses of Chanin Capital Partners, as financial advisor to the Holders of Class 2 Claims totaling no more than $350,000, shall be paid upon approval by the Bankruptcy Court of a fee application with respect to such fees and expenses in accordance with the terms of this Plan, the Bankruptcy Code, the Bankruptcy Rules and any order of the Bankruptcy Court.

         Section 12.04. Discharge Of Debtors. Except as otherwise provided herein or in the Confirmation Order: (1) the rights afforded in the Plan and the treatment of all Claims and Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors and the Debtors in Possession, or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Interests in the Debtors shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against any Debtor or Reorganized WebLink, their successors or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         Section 12.05. Modification Of Plan. Subject to the limitations contained herein, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or Reorganized WebLink, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         Section 12.06. Revocation Of Plan. The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.

         Section 12.07. Plan Controls. To the extent there is an inconsistency or ambiguity between any term or provision contained in the Disclosure Statement and the terms and provisions of the Plan, the Plan shall control.

         Section 12.08. Successors And Assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

         Section 12.09. Reservation Of Rights. Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

         Section 12.10. Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

         Section 12.11. Compliance With Tax Requirements. In connection with the consummation of the Plan, the Debtors and Reorganized WebLink, as applicable, shall comply with all withholding and reporting requirements imposed by any taxing authority or other governmental unit, and all distributions hereunder shall be subject to such withholding and reporting requirements.

         Section 12.12. Further Assurances. The Debtors, Reorganized WebLink and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

         Section 12.13. Service Of Documents. Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

                                 WebLink Wireless, Inc.
                                 PageMart PCS, Inc.
                                 PageMart II, Inc.
                                 3333 Lee Parkway
                                 Dallas, Texas 75219
                                 Attn: General Counsel

                                 with copies to:

                                 Davis Polk & Wardwell
                                 450 Lexington Avenue
                                 New York, New York 10017
                                 Attn: Ulrika Ekman, Esq.

                                 and

                                 Winstead Sechrest & Minick P.C.
                                 1201 Elm Street, Suite 5400
                                 Dallas, Texas 75270
                                 Attn: Michael A. McConnell, Esq.

                                 and

                                 Winstead Sechrest & Minick P.C.
                                 777 Main Street, Suite 1100
                                 Fort Worth, Texas 76102
                                 Attn: J. Michael Sutherland, Esq.

         Section 12.14. Post-Effective Date Fees And Expenses. From and after the Effective Date, Reorganized WebLink shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized WebLink, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         Section 12.15. Plan Supplement. Forms of the New Certificate of Incorporation and New By-Laws, New Credit Facility, New Notes, Plan Trust Agreement, Restricted Stock Plan, New Warrants, Severance Plan, the Retention Incentive Bonus Plan, Chief Officer Employment Agreements and related collateral documents shall be contained in the Plan Supplement and is expected to be filed with the Clerk of the Bankruptcy Court by 5:00 pm Central Time on August 2, 2002. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 12.12 of the Plan. The Debtors shall agree to the forms of the agreements and other documents not included in the Plan Supplement as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. To the extent any such agreements and documents are not included in the Plan Supplement, they shall be Filed with the Bankruptcy Court prior to the hearing on confirmation of the Plan.

         Section 12.16. Sections 1125 And 1126 Of The Bankruptcy Code. As of and subject to the occurrence of the Confirmation Date, (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation Section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors and their affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

         Section 12.17. Filing Of Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Section 12.18 . Request For Expedited Determination Of Taxes. Reorganized WebLink shall have the right to request an expedited determination under Section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date, through, and including, the Effective Date.

                                Respectfully Submitted,

                                WebLink Wireless, Inc., PageMart PCS, Inc. and
                                   PageMart II, Inc.


                                By: /s/ N. Ross Buckenham
                                    --------------------------------------------
                                    Name:  N. Ross Buckenham
                                    Title: President and Chief Executive Officer

                                                                       EXHIBIT A

                          SUMMARY OF PROPOSED TERMS AND
                     CONDITIONS OF NEW TRANCHE A TERM NOTES

                               Summary Term Sheet

Amount: $18,048,571, of which a subtranche in an amount up to $1,182,120 shall evidence the obligations of Reorganized WebLink Wireless to reimburse the Holders of the New Tranche A Notes for any drawings under the Letters of Credit described below that are outstanding on the Effective Date

Issue:                            New Tranche A Term Notes

Issuer:                           Reorganized WebLink Wireless

Issued To:                        Holders of Class 2 Claims

Issue Date:                       Effective Date of Reorganized WebLink's
                                  Chapter 11 plan

Term:                             4 years from Effective Date

Interest:                         Interest shall be cumulative and payable
                                  monthly in arrears at a rate equal to LIBOR plus 3% per annum

Financial Covenants:              To be determined

Other Covenants:                  To be determined

Collateral:                       Substantially similar to Prepetition Bank
                                  Credit Facility

Excess Cash Flow Sweep:           100% sweep of year-end Excess Cash Flow
                                  applied to New Notes

Payment Schedule:                 Amortization schedule to be determined;
                                  proceeds from exercise of New Warrants to be applied to prepayment of New Notes

Ranking: Tranche A Term Notes will rank pari passu with Tranche B Term Notes and senior to Tranche C PIK Notes, Tranche D PIK Notes and Tranche E PIK Notes, except that the first $500,000 of net proceeds realized upon a sale of all or substantially all of the assets of Reorganized WebLink Wireless or a change in control in Reorganized WebLink Wireless that occurs within two years after the Effective Date will be applied to prepay Tranche E PIK Notes, prior to the application of any such net proceeds to any Tranche A, B, C or D Notes

Guarantee:                        Payment and performance of Reorganized WebLink
                                  Wireless will be guaranteed by all the
                                  subsidiaries of Reorganized WebLink Wireless

Letters of Credit:                The Holders of the New Tranche A Notes agree
                                  not to exercise their rights to deliver a notice of non-extension to the beneficiaries of those letters of credit No S-13687 and No
                                  S-13737 issued by the Administrative Agent under the Prepetition Credit Facility for the benefit of EMC Corporation and Sun
                                  Microsystems Finance (and their successors and assigns), and outstanding as of the Effective
                                  Date

                                                                       EXHIBIT B

                          SUMMARY OF PROPOSED TERMS AND
                     CONDITIONS OF NEW TRANCHE B TERM NOTES

                               Summary Term Sheet


Amount:                           $1,951,429

Issue:                            New Tranche B Term Notes

Issuer:                           Reorganized WebLink Wireless

Issued To:                        Holders of Class 3 Claims

Issue Date:                       Effective Date of Reorganized WebLink's
                                  Chapter 11 plan

Term:                             4 years from the Effective Date

Interest:                         Interest shall be cumulative and payable
                                  monthly in arrears at a rate equal to LIBOR plus 3% per annum

Financial Covenants:              To be determined

Other Covenants:                  To be determined

Collateral:                       Substantially similar to Vendor Financing
                                  Arrangement

Excess Cash Flow Sweep:           100% sweep of year-end Excess Cash Flow
                                  applied to New Notes

Payment Schedule:                 Amortization schedule to be determined;
                                  Proceeds from exercise of New Warrants to be applied to prepayment of New Notes

Ranking: Tranche B Term Notes will rank pari passu with Tranche A Term Notes and senior to Tranche C PIK Notes, Tranche D PIK Notes and Tranche E PIK Notes, except that the first $500,000 of net proceeds realized upon a sale of all or substantially all of the assets of Reorganized WebLink Wireless or a change in control in Reorganized WebLink Wireless that occurs within two years after the Effective Date will be applied to prepay Tranche E PIK Notes, prior to the application of any such net proceeds to any Tranche A, B, C or D Notes

Guarantee:                        Payment and performance of Reorganized WebLink
                                  Wireless will be guaranteed by all the
                                  subsidiaries of Reorganized WebLink Wireless

                                                                       EXHIBIT C

                          SUMMARY OF PROPOSED TERMS AND
                      CONDITIONS OF NEW TRANCHE C PIK NOTES

                               Summary Term Sheet


Amount:                           $16,063,228

Issue:                            New Tranche C PIK Notes

Issuer:                           Reorganized WebLink Wireless

Issued To:                        Holders of Class 2 Claims

Issue Date:                       Effective Date of Reorganized WebLink's
                                  Chapter 11 plan

Term:                             4 years from Effective Date

Interest:                         Interest shall be cumulative and payable
                                  annually at a rate equal to 8% per annum.
                                  Issuer will pay Interest in the form of
                                  additional New Tranche C PIK Notes

Collateral:                       Substantially similar to Prepetition Bank
                                  Credit Facility

Covenants:                        Same as Tranche A and B Term Notes

Excess Cash Flow Sweep:           100% sweep of year-end Excess Cash Flow
                                  applied to New Notes

Payment Schedule:                 Amortization schedule to be determined;
                                  Proceeds from exercise of New Warrants to be applied to prepayment of New Notes

Ranking: Tranche C PIK Notes will rank pari passu with Tranche D PIK Notes and Tranche E PIK Notes, and subordinate to Tranche A Term Notes and Tranche B Terms Notes, except that the first $500,000 of net proceeds realized upon a sale of all or substantially all of the assets of Reorganized WebLink Wireless or a change in control in Reorganized WebLink Wireless that occurs within two years after the Effective Date will be applied to prepay Tranche E PIK Notes, prior to the application of any such net proceeds to any Tranche A, B, C or D Notes

Guarantee:                        Payment and performance of Reorganized WebLink
                                  Wireless will be guaranteed by all the
                                  subsidiaries of Reorganized WebLink Wireless

                                                                       EXHIBIT D

                          SUMMARY OF PROPOSED TERMS AND
                      CONDITIONS OF NEW TRANCHE D PIK NOTES

                               Summary Term Sheet


Amount:                           $1,736,772

Issue:                            New Tranche D PIK Notes

Issuer:                           Reorganized WebLink Wireless

Issued To:                        Holders of Class 3 Claims

Issue Date:                       Effective Date of Reorganized WebLink's
                                  Chapter 11 plan

Term:                             4 years from the Effective Date

Interest:                         Interest shall be cumulative and payable
                                  annually at a rate equal to 8% per annum.
                                  Issuer will pay Interest in the form of
                                  additional New Tranche D PIK Notes

Collateral:                       Substantially similar to Vendor Financing
                                  Arrangement

Covenants:                        Same as Tranche A and B Term Notes

Excess Cash Flow Sweep:           100% sweep of year-end Excess Cash Flow
                                  applied to New Notes

Payment Schedule:                 Amortization schedule to be determined;
                                  Proceeds from exercise of New Warrants to be applied to prepayment of New Notes

Ranking: Tranche D PIK Notes will rank pari passu with Tranche C PIK Notes and Tranche E PIK Notes, and subordinate to Tranche A Term Notes and Tranche B Term Notes, except that the first $500,000 of net proceeds realized upon a sale of all or substantially all of the assets of Reorganized WebLink Wireless or a change in control in Reorganized WebLink Wireless that occurs within two years after the Effective Date will be applied to prepay Tranche E PIK Notes, prior to the application of any such net proceeds to any Tranche A, B, C or D Notes

Guarantee:                        Payment and performance of Reorganized WebLink
                                  Wireless will be guaranteed by all the
                                  subsidiaries of Reorganized WebLink Wireless

                                                                       EXHIBIT E

                          SUMMARY OF PROPOSED TERMS AND
                      CONDITIONS OF NEW TRANCHE E PIK NOTES

                               Summary Term Sheet


Amount:                           $2,200,000

Issue:                            New Tranche E PIK Notes

Issuer:                           Reorganized WebLink Wireless

Issued To:                        Holders of Class 4, 5 and 6 Claims

Issue Date:                       Effective Date of Reorganized WebLink's
                                  Chapter 11 plan

Term:                             4 years from the Effective Date

Collateral:                       Same as Tranche C PIK Notes

Interest:                         Interest shall be cumulative and payable
                                  annually at a rate equal to 8% per annum.
                                  Issuer will pay Interest in the form of
                                  additional New Tranche E PIK Notes

Event of Default:                 Acceleration of Tranche A and B Term Notes


Excess Cash Flow Sweep:           100% sweep of year-end Excess Cash Flow
                                  applied to New Notes

Payment Schedule:                 Amortization schedule to be determined;
                                  Proceeds from exercise of New Warrants to be applied to prepayment of New Notes

Ranking: Tranche E PIK Notes will rank pari passu with Tranche C PIK Notes and Tranche D PIK Notes, and subordinate to Tranche A Term Notes and Tranche B Terms Notes, except that the first $500,000 of net proceeds realized upon a sale of all or substantially all of the assets of Reorganized WebLink Wireless or a change in control in Reorganized WebLink Wireless that occurs within two years after the Effective Date will be applied to prepay Tranche E PIK Notes, prior to the application of any such net proceeds to any Tranche A, B, C or D Notes

Guarantee:                        Payment and performance of Reorganized WebLink
                                  Wireless will be guaranteed by all the
                                  subsidiaries of Reorganized WebLink Wireless

                                                                       EXHIBIT F

                          SUMMARY OF PROPOSED TERMS AND
                       CONDITIONS OF RESTRICTED STOCK PLAN

                               Summary Term Sheet


Amount: 300,000 shares of the Issued New Common Stock, of which 150,000 shares of Issued New Common Stock will be granted to Mr. Buckenham and the remaining 150,000 shares of Issued New Common Stock will be granted to other members of management as determined by the Board of Directors after the Effective Date

Issue:                            New Common Stock

Issuer:                           Reorganized WebLink Wireless

Issued To:                        Members of management of Reorganized WebLink
                                  Wireless

Vesting Schedule:                 Equal monthly installments over 36 months and
                                  full vesting upon certain circumstances
                                  (including, change in control)

                                                                       EXHIBIT G

                          SUMMARY OF PROPOSED TERMS AND
                           CONDITIONS OF NEW WARRANTS

                               Summary Term Sheet


Issuer:                           Reorganized WebLink Wireless

Amount: Warrants to purchase an aggregate 12,000,000 shares of New Common Stock

Anti-dilution Protection:         Customary weighted-average adjustment for
                                  issuances of New Common Stock for less than fair market value

Exercise Price:                   $13.64 per share of New Common Stock ("Base
                                  Price"), increasing by 9% at the end of each year ending after the Effective Date. The Base
                                  Price is based on the assumption that the actual amount of Cash paid to the Holders of Class 2 and 3 Claims on the Effective Date pursuant to the Plan equals $7.0 million; in the event that such Cash amount is greater or less than $7.0 million, the Base Price will be adjusted accordingly

Holders: Holders of Unsecured Claims (other than Convenience Unsecured Claims and Subordinated Claims)

Term:                             10 years

Application of Proceeds:          Proceeds from exercise of New Warrants to be
                                  applied to prepayment of New Notes